Exhibit 99.1

DMY SQUARED TECHNOLOGY GROUP, INC.

BALANCE SHEET

	October 4, 2022	Pro Forma Adjustments			As Adjusted
	(Actual)	(Unaudited)			(Unaudited)
Assets:
Current assets:
Cash	$1,500,001	$365,872	(h	)	$1,865,873
Prepaid expenses	26,800	—			26,800
Due from related party	2,130,872	(2,130,872)	(h	)	—

Total current assets	3,657,673	(1,765,000)			1,892,673
Cash held in Trust Account	59,135,000	3,190,000	(a	)	64,137,850
		44,660	(b	)
		(44,660)	(c	)
		47,850	(d	)
		1,765,000	(h	)

Total Assets	$62,792,673	$3,237,850			$66,030,523

Liabilities and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$589,428	$—			$589,428
Accrued expenses	55,000	—			55,000
Tax payable	152,419	—			152,419

Total current liabilities	796,847	—			796,847
Overfunding loans	900,000	47,850	(d	)	947,850
Derivative warrant liabilities	700,800	19,140	(a	)	725,300
		5,360	(b	)
Deferred underwriting commissions	2,100,000	111,650	(e	)	2,211,650

Total Liabilities	4,497,647	184,000			4,681,647

Commitments and Contingencies
Class A common stock, $0.0001 par value; 35,000,000 shares authorized; 6,000,000 and 6,319,000 shares subject to possible redemption at $10.15 per share, actual and as adjusted, respectively	60,900,000	3,170,860	(a	)	64,137,850
		(44,392)	(c	)
		(110,980)	(e	)
		222,362	(g	)
Shareholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—			—
Class A common stock, $0.0001 par value; 35,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—			—
Class B common stock, $0.0001 par value; 5,000,000 shares authorized; 1,725,000 and 1,579,750 shares issued and outstanding, actual and as adjusted, respectively	173	(15)	(f	)	158
Additional paid-in capital	—	39,300	(b	)	—
		15	(f	)
		(39,315)	(g	)
Accumulated deficit	(2,605,147)	(268)	(c	)	(2,789,132)
		(670)	(e	)
		(183,047)	(g	)

Total shareholders’ deficit	(2,604,974)	(184,000)			(2,788,974)

Total Liabilities and Shareholders’ Deficit	$62,792,673	$3,237,850			$66,030,523

The accompanying notes are an integral part of the financial statement.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the unaudited Balance Sheet of DMY Squared Technology Group, Inc. (the “Company”) as of October 4, 2022, adjusted for the closing of the underwriter’s over-allotment option and related transactions which occurred on October 11, 2022 as described below.

The Company consummated its initial public offering (the “IPO”) of 6,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $60.0 million. Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment.

The Company granted the underwriters in the IPO a 45-day option to purchase up to 900,000 additional Units, at $10.00 per Unit, to cover over-allotments, if any. On October 7, 2022, the underwriter exercised its over-allotment option in part, and on October 11, 2022, the underwriter purchased 319,000 Units, generating gross proceeds of approximately $3.2 million (the “Over-Allotment”). The underwriters forfeited the remaining balance of the option. The Company incurred additional offering costs of approximately $156,000 in connection with the Over-Allotment (of which approximately $112,000 was for deferred underwriting fees).

Simultaneously with the closing of the IPO on October 4, 2022, the Company completed a private placement (the “Private Placement”) of an aggregate of 2,840,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to dMY Squared Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of approximately $$2.8 million. As of October 4, 2022, the Company received approximately $709,000 in proceeds for the private placement and recorded the remaining balance of approximately $2.1 million as amount due from related party in the accompanying balance sheet. On October 5, 2022, the Company received approximately $1.8 million of the receivable and deposited to the Trust Account, leaving a remaining receivable balance of approximately $300,000. On October 6, 2022, the Company received the full remaining receivable balance from related party. On October 11, 2022, simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the sale of an additional 44,660 Private Warrants at $1.00 per Private Placement Warrant (the “Additional Private Placement Warrants”), generating additional gross proceeds of approximately $45,000.

In addition, substantially concurrently with the closing of the IPO, the Sponsor provided the Company with the overfunding loan at no interest (the “Overfunding Loans”) in the amount of $900,000 to deposit in Trust Account. On October 11, 2022, simultaneously with the sale of the Over-Allotment Units, the Sponsor extended a further overfunding loan to the Company in an aggregate amount of $47,850, (the “Additional Overfunding Loan, and together, the “Overfunding Loans”) to deposit to the Trust Account.

Upon the closing of the IPO, the Private Placement and the Overfunding Loans, $60.9 million ($10.15 per Unit) of the net proceeds of the sale of the Units and the Private Placement Warrants and the proceeds from the Overfunding Loans were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and will be invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, or the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account. As of October 4, 2022, the Company deposited approximately $59.1 million in the Trust Account. On October 5, 2022, the Company received certain proceeds from the receivable due from related party and deposited the remaining amount needed in Trust of approximately $1.8 million, for a total of $60.9 million in Trust. A further amount of approximately $3.2 million of the net proceeds from the sale of the Over-Allotment Units and the Additional Private Placement Warrants and the proceeds from the Additional Overfunding Loan was deposited into Trust Account on October 11, 2022, for an aggregate of approximately $64.1 million in Trust ($10.15 per Unit).

In addition, the Sponsor agreed to forfeit up to 225,000 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriter, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter partially exercised the over-allotment option on October 11, 2022 and forfeited the remainder of the option; thus, 145,250 Founder Shares were forfeited by the Sponsor.

Unaudited Pro forma adjustments to reflect the exercise of the underwriter’s over-allotment option, the sale of the Private Placement Warrants and the proceeds from Overfunding Loans described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Trust Account	$3,190,000
	Derivative warrant liabilities		$19,140
	Class A common stock subject to possible redemption		$3,170,860
	To record sale of 319,000 Additional Units at $10.00 per Unit
(b)	Trust Account	$44,660
	Additional paid-in capital		$39,300
	Derivative warrant liabilities		$5,360
	To record sale of 44,660 Private Placement Warrants at $1.00 per additional Private Placement Warrant
(c)	Class A common stock subject to possible redemption	$44,392
	Offering costs associated with derivative warrant liabilities	$268
	Trust Account		$44,660
	To record cash payment of $0.14 per Over-Allotment Unit for underwriting fee
(d)	Trust Account	$47,850
	Overfunding loans		$47,850
	To record proceeds from overfunding loans
(e)	Class A common stock subject to possible redemption	$110,980
	Offering costs associated with derivative warrant liabilities	$670
	Deferred underwriting commissions		$111,650
	To record additional deferred underwriting fee on overallotment option
(f)	Class B common stock	$15
	Additional paid-in capital		$15
	To record forfeiture of 145,250 shares of Class B common stock
(g)	Retained earnings	$183,047
	Additional paid-in capital	$39,315
	Class A common stock subject to possible redemption		$222,362
	To record accretion of carrying value for Class A common stock
(h)	Trust Account	$1,765,000
	Cash	$365,872
	Due from related party		$2,130,872
	To record proceeds from receivable due from related party